EXHIBIT 23


                    CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent and give permission to use our report dated June 25, 1999 in this annual report on Form 11-K, and its incorporation by reference in the registration statement on Form S-8 relating to The Profit Sharing Plan of Bindley Western Industries, Inc. and Subsidiaries.


                                   ENT & IMLER CPA GROUP, PC


Indianapolis, Indiana
June 25, 1999